Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113414 on Form S-3 of our report dated February 22, 2007 relating to the consolidated financial statements and financial statement schedule of Wisconsin Electric Power Company and subsidiary, appearing in this Annual Report on Form 10-K of Wisconsin Electric Power Company and subsidiary for the year ended December 31, 2006.

/S/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Milwaukee, Wisconsin
February 28, 2007